UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 14, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

a) Previous Independent Registered Public Accounting Firm

On November 14, 2008, International Rectifier Corporation (the “Company”) notified its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PWC”), of its decision to dismiss PWC as the Company’s independent registered public accounting firm effective as of that date.  The decision to change independent registered public accounting firms was approved by the Company’s Audit Committee.

The reports of PWC on the Company’s financial statements as of and for the fiscal years ended June 30, 2008 and June 30, 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through November 14, 2008, the date of PWC’s dismissal, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such period.

During the Company’s two most recent fiscal years, and through November 14, 2008, the date of PWC’s dismissal, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), other than the identification of material weaknesses in the Company’s internal control over financial reporting at June 30, 2007 and June 30, 2008 related to the 1) control environment; 2) controls over the completeness and accuracy of period-end financial reporting for certain transactions, including controls with respect to review, supervision and monitoring of accounting operations; 3) controls to ensure that the validity and proper periodic recognition of revenue transactions were consistent with the nature of its customer relationships; 4) controls to ensure the completeness, accuracy and timeliness of recording of accounts payable and accrued liabilities; and 5) controls relating to  accounting for income taxes. These material weaknesses were reported and described in greater detail in the Company’s Annual Report on Form 10-K for the year ended June 30, 2007 and Annual Report on Form 10-K for the year ended June 30, 2008.  The Company’s Audit Committee has previously discussed these material weaknesses with PWC and the Company has authorized PWC to fully respond to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.

The Company has requested that PWC furnish it with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.  A copy of such letter dated November 20, 2008 is attached hereto as Exhibit 16.1.

b) New Independent Registered Public Accounting Firm

On November 20, 2008, the Company engaged Ernst & Young LLP (“E&Y”) as its new independent registered public accounting firm, effective immediately.  The decision to appoint E&Y as the Company’s independent registered public accounting firm was approved by the Company’s Audit Committee on November 14, 2008. During the two most recent fiscal years, and through November 20, 2008, the date of E&Y’s engagement, the Company did not consult with E&Y regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.01 Regulation FD Disclosure

The Company has previously reported its $150 million five-year multi-currency revolving credit facility entered into November 6, 2006 with a syndicate of lenders including JPMorgan Chase Bank, Bank of America, N.A, HSBC Bank USA, and Deutsche Bank AG (the “Facility”), and that by a series of amendments with the lending banks, the last one expiring on November 30, 2008, our lenders agreed that the Company would not be deemed in default with respect to certain representations, warranties, covenants and reporting requirements under the Facility and that the lenders would have no obligation to make any extensions of credit, under the Facility (other than the renewal of currently outstanding letters of credit in existing amount of about $4.3 million).  Following discussions with the lenders concerning the terms and cost that would apply under current market conditions to potentially reinstate the lenders’ obligation to extend the credit under the Facility, and considering the Company’s current liquidity position, the Company has decided not to pursue reinstating the Facility beyond the expiration of the current amendment on November 30, 2008.  The Company has initiated the process with its lending banks concerning documentation of the termination of the Facility on or prior to November 30, 2008.  The Company expects to continue the outstanding letters of credit outside the Facility.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter of PricewaterhouseCoopers LLP, dated November 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2008	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Timothy E. Bixler
Name: Timothy E. Bixler
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter of PricewaterhouseCoopers LLP, dated November 20, 2008